Item 77Q(1)(g)

Touchstone Strategic Trust

The following document is included in the Registrant's N-14 filed with the SEC on March 1, 2013, (SEC Accession No.
0001104659-13-016873) and is incorporated by reference herein:

Agreement and Plan of Reorganization, with respect to Touchstone Focused Fund and Touchstone Focused Equity Fund. .